Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL SECOND QUARTER ENDED MARCH 31, 2019

•	Total revenue grew 13.2% or was up 17.6% in constant currency
•	Digital revenue grew 20.8% or was up 25.0% in constant currency
•	Net income was $67 million versus a net loss of $1 million in the prior-year quarter
•	OIBDA was $191 million, up 25.7% from $152 million in the prior-year quarter

NEW YORK, New York, May 7, 2019—Warner Music Group Corp. today announced its second-quarter financial results for the period ended March 31, 2019.

“Our second-quarter results were strong,” said Steve Cooper, Warner Music Group’s CEO.  “Our sustained investment in our artists and songwriters, our artist services business and our world-class operators, are delivering great results.”

“Revenue and OIBDA were both up double-digits,” added Eric Levin, Warner Music Group’s Executive Vice President and CFO.  “Our cash position remains strong, with $470 million on the balance sheet at quarter-end.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2019	For the Three Months Ended March 31, 2018	% Change	For the Six Months Ended March 31, 2019	For the Six Months Ended March 31, 2018	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$1,090	$963	13%	$2,293	$2,008	14%
Digital revenue	661	547	21%	1,288	1,080	19%
Operating income	122	83	47%	269	173	55%
Adjusted operating income(1)	130	112	16%	284	215	32%
OIBDA(1)	191	152	26%	406	307	32%
Adjusted OIBDA(1)	199	181	10%	421	349	21%
Net income	67	(1)	-	153	4	-
Adjusted net income(1)	75	28	-	168	46	-
Net cash provided by operating activities	7	-	-	99	136	-27%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Revenue grew 13.2% (or 17.6% in constant currency).  Growth in Recorded Music digital and artist services and expanded-rights revenue and growth in Music Publishing digital revenue were partially offset by a decline in Recorded Music physical and licensing revenue and Music Publishing mechanical, performance and synchronization revenue.  Revenue included a net three percentage point benefit from M&A, primarily related to the acquisition of EMP and a one percentage point benefit from the adoption of FASB’s new revenue recognition standard, ASC 606.  Revenue grew in all regions.  Digital revenue grew 20.8% (or 25.0% in constant currency), and represented 60.6% of total revenue, compared to 56.8% in the prior-year quarter.

Operating income was $122 million compared to $83 million in the prior-year quarter.  OIBDA was $191 million, up 25.7% from $152 million in the prior-year quarter and OIBDA margin increased 1.7 percentage points to 17.5% from 15.8% in the prior-year quarter. OIBDA included a $4 million negative impact from the adoption of ASC 606.  The increase in operating income, OIBDA and OIBDA margin was also the result of revenue growth and lower variable compensation expense.  Adjusted OIBDA rose 9.9% to $199 million and Adjusted OIBDA margin decreased 0.5 percentage points to 18.3% from 18.8% due to the impact of ASC 606.

Net income was $67 million compared to a net loss of $1 million in the prior-year quarter and Adjusted net income was $75 million compared to $28 million in the prior-year quarter.  The improvement was due to higher operating income and higher other income associated with a gain on investment and changes in exchange rates on the Company’s Euro denominated debt, which were partially offset by higher tax expense due to higher pre-tax income in the quarter and a loss on extinguishment of debt in the prior-year quarter.

Adjusted operating income, Adjusted OIBDA and Adjusted net income exclude restructuring and related costs and certain costs related to the Company’s Los Angeles office consolidation in the quarter, and restructuring and related costs and certain costs related to the Company’s Los Angeles office consolidation and the relocation of the Company’s U.S. shared service center to Nashville in the prior-year quarter.  See below for calculations and reconciliations of OIBDA, Adjusted operating income, Adjusted OIBDA and Adjusted net income.

As of March 31, 2019, the Company reported a cash balance of $470 million, total debt of $2.990 billion and net debt (defined as total long-term debt, net of deferred financing costs, minus cash) of $2.520 billion.

Cash provided by operating activities was $7 million compared to a de minimis amount in the prior-year quarter.  The change was related to the impact of ASC 606 on working capital and [timing of payments].  Free Cash Flow, defined below, was negative $48 million compared to negative $22 million in the prior-year quarter, reflecting higher capital expenditures related to the Company’s Los Angeles office consolidation as well as higher cash paid for investments.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2019	For the Three Months Ended March 31, 2018	% Change	For the Six Months Ended March 31, 2019	For the Six Months Ended March 31, 2018	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$933	$791	18%	$1,974	$1,695	16%
Digital revenue	597	491	22%	1,160	972	19%
Operating income	134	80	68%	297	209	42%
Adjusted operating income(1)	139	106	31%	305	245	24%
OIBDA(1)	180	127	42%	391	300	30%
Adjusted OIBDA(1)	185	153	21%	399	336	19%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Recorded Music revenue grew $142 million or 18.0% (or 22.4% in constant currency).  This included a $51 million increase related to the acquisition of EMP and an $8 million increase due to the adoption of ASC 606, partially offset by a $24 million decrease related to concert promotion divestitures.  Growth in digital and artist services and expanded-rights revenue was partially offset by a decline in physical and licensing revenue.  Digital growth reflects a continuing shift to streaming.  The increase in artist services and expanded-rights revenue was largely attributable to the acquisition of EMP and higher merchandising and concert promotion revenue in international markets.  The decline in physical revenue reflects industry trends and the impact of strong prior-year quarter physical revenue.  The decline in licensing was due to higher broadcast fees in the prior-year quarter and the impact of changes in exchange rates, which were partially offset by a $7 million increase attributable to the adoption of ASC 606.  Recorded Music revenue grew in all regions.  Major sellers included TWICE, Meek Mill, The Greatest Showman soundtrack, Ed Sheeran and Cardi B.

Recorded Music operating income was $134 million, up 67.5% from $80 million in the prior-year quarter and operating margin was up 4.3 percentage points to 14.4% versus 10.1% in the prior-year quarter.  OIBDA increased 41.7% to $180 million from $127 million in the prior-year quarter and OIBDA margin increased 3.2 percentage points to 19.3%.  Adjusted OIBDA was $185 million versus $153 million in the prior-year quarter with Adjusted OIBDA margin up 0.5 percentage points to 19.8%. Operating income, OIBDA and Adjusted OIBDA included $8 million related to the adoption of ASC 606.  The increase in operating income, OIBDA and Adjusted OIBDA was also driven by revenue growth and lower variable compensation expense.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2019	For the Three Months Ended March 31, 2018	% Change	For the Six Months Ended March 31, 2019	For the Six Months Ended March 31, 2018	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$158	$174	-9%	$323	$317	2%
Digital revenue	65	57	14%	130	110	18%
Operating income	27	41	-34%	49	40	23%
OIBDA(1)	47	60	-22%	86	77	12%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Music Publishing revenue declined $16 million or 9.2% (6.0% in constant currency).  The adoption of ASC 606 had a $2 million positive impact.  Revenue grew in digital due to the ongoing shift to streaming, but declined in performance, mechanical and synchronization.  The decline in performance revenue was driven by lower market share and loss of administration rights in certain catalogs.  The decline in mechanical revenue, which only relates to physical sales, was due to the ongoing shift to streaming.  Synchronization revenue declined due to lower activity.

Music Publishing operating income was $27 million compared with $41 million in the prior-year quarter.  Operating margin declined to 17.1% from 23.6%.  Music Publishing OIBDA decreased by $13 million to $47 million and OIBDA margin declined by 4.8 percentage points to 29.7% from 34.5%.  The decline in operating income and OIBDA was largely due to a negative $12 million impact from ASC 606.

Financial details for the quarter can be found in the Company’s current Form 10-Q, for the period ended March 31, 2019, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST.  The call will be webcast on www.wmg.com.

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry, including Asylum, Atlantic, Big Beat, Canvasback, East West, Elektra, Erato, FFRR, Fueled by Ramen, Nonesuch, Parlophone, Reprise, Rhino, Roadrunner, Sire, Spinnin’, Warner Bros., Warner Classics and Warner Music Nashville, as well as Warner/Chappell Music, one of the world's leading music publishers with a catalogue of more than one million copyrights worldwide.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance.  Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements.  All forward-looking statements are made as of today, and we disclaim any duty to update such statements.  Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them.  However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations.  Please refer to our Annual Report on Form 10-K, Quarterly Report on Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com.  We use our website as a channel of distribution for material company information.  Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com.  In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com.  Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation

The Company maintains a 52-53 week fiscal year ending on the last Friday in each reporting period.  As such, all references to March 31, 2019 and March 31, 2018 relate to the periods ended March 29, 2019 and March 30, 2018, respectively. For convenience purposes, the Company continues to date its financial statements as of March 31.  The fiscal year ended September 30, 2018 ended on September 28, 2018.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three and Six Months Ended March 31, 2019 versus March 31, 2018
(dollars in millions)

	For the Three Months Ended March 31, 2019	For the Three Months Ended March 31, 2018	% Change
	(unaudited)	(unaudited)
Revenue	$1,090	$963	13%
Cost and expenses:
Cost of revenue	(559)	(488)	-15%
Selling, general and administrative expenses	(354)	(337)	-5%
Amortization expense	(55)	(55)	-
Total costs and expenses	$(968)	$(880)	-10%
Operating income	$122	$83	47%
Loss on extinguishment of debt	-	(23)	(100%)
Interest expense, net	(36)	(36)	-
Other income (expense), net	29	(6)	-
Income before income taxes	$115	$18	-
Income tax expense	(48)	(19)	-
Net income (loss)	$67	$(1)	-
Less: Income attributable to noncontrolling interest	-	(2)	100%
Net income (loss) attributable to Warner Music Group Corp.	$67	$(3)	-

	For the Six Months Ended March 31, 2019	For the Six Months Ended March 31, 2018	% Change
	(unaudited)	(unaudited)
Revenue	$2,293	$2,008	14%
Costs and expenses:
Cost of revenue	(1,185)	(1,057)	-12%
Selling, general and administrative expenses	(730)	(670)	-9%
Amortization expense	(109)	(108)	-1%
Total costs and expenses	$(2,024)	$(1,835)	-10%
Operating income	$269	$173	55%
Loss on extinguishment of debt	(3)	(24)	88%
Interest expense, net	(72)	(72)	-
Other income (expense), net	57	(2)	-
Income before income taxes	$251	$75	-
Income tax expense	(98)	(71)	38%
Net income	$153	$4	-
Less: Income attributable to noncontrolling interest	-	(3)	100%
Net income attributable to Warner Music Group Corp.	$153	$1	-

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets at March 31, 2019 versus September 30, 2018
(dollars in millions)

	March 31,	September 30,
	2019	2018	% Change
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and equivalents	$470	$514	-9%
Accounts receivable, net	781	447	75%
Inventories	65	42	55%
Royalty advances expected to be recouped within one year	151	123	23%
Prepaid and other current assets	57	50	14%
Total current assets	$1,524	$1,176	30%
Royalty advances expected to be recouped after one year	184	153	20%
Property, plant and equipment, net	295	229	29%
Goodwill	1,787	1,692	6%
Intangible assets subject to amortization, net	1,802	1,851	-3%
Intangible assets not subject to amortization	153	154	-1%
Deferred tax assets, net	7	11	-36%
Other assets	150	78	92%
Total assets	$5,902	$5,344	10%
Liabilities and Equity
Current liabilities:
Accounts payable	$245	$281	-13%
Accrued royalties	1,509	1,396	8%
Accrued liabilities	409	423	-3%
Accrued interest	32	31	3%
Deferred revenue	170	208	-18%
Other current liabilities	153	34	-
Total current liabilities	$2,518	$2,373	6%
Long-term debt	2,990	2,819	6%
Deferred tax liabilities, net	230	165	39%
Other noncurrent liabilities	284	307	-7%
Total liabilities	$6,022	$5,664	6%
Equity:
Common stock	-	-	-
Additional paid-in capital	1,128	1,128	-
Accumulated deficit	(1,043)	(1,272)	18%
Accumulated other comprehensive loss, net	(225)	(190)	-18%
Total Warner Music Group Corp. deficit	$(140)	$(334)	-58%
Noncontrolling interest	20	14	43%
Total equity	(120)	(320)	-63%
Total liabilities and equity	$5,902	$5,344	10%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Six Months Ended March 31, 2019 versus March 31, 2018
(dollars in millions)

	For the Three Months Ended March 31, 2019	For the Three Months Ended March 31, 2018
	(unaudited)	(unaudited)
Net cash provided by operating activities	$7	$-
Net cash used in investing activities	(55)	(22)
Net cash used in financing activities	(31)	(146)
Effect of foreign currency exchange rates on cash and equivalents	1	4
Net decrease in cash and equivalents	$(78)	$(164)

	For the Six Months Ended March 31, 2019	For the Six Months Ended March 31, 2018
	(unaudited)	(unaudited)
Net cash provided by operating activities	$99	$136
Net cash used in investing activities	(293)	(28)
Net cash provided by (used in) operating financing	151	(149)
Effect of foreign currency exchange rates on cash and equivalents	(1)	6
Net decrease in cash and equivalents	$(44)	$(35)

Figure 4. Warner Music Group Corp. - Recorded Music Digital Revenue Summary, Three and Six Months Ended March 31, 2019 versus March 31, 2018
(dollars in millions)

	For the Three Months Ended March 31, 2019	For the Three Months Ended March 31, 2018
	(unaudited)	(unaudited)
Streaming	$537	$415
Downloads and Other Digital	60	76
Total Recorded Music Digital Revenue	$597	$491

	For the Six Months Ended March 31, 2019	For the Six Months Ended March 31, 2018
	(unaudited)	(unaudited)
		111
		23
Streaming	$1,039	$819
Downloads and Other Digital	121	153
Total Recorded Music Digital Revenue	$1,160	$972

Supplemental Disclosures Regarding Non-GAAP Financial Measures

We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA

OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets.  We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods.  However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses.  Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.  In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 5. Warner Music Group Corp. - Reconciliation of Net Income to OIBDA, Three and Six Months Ended March 31, 2019 versus March 31, 2018
(dollars in millions)

	For the Three Months Ended March 31, 2019	For the Three Months Ended March 31, 2018	% Change
	(unaudited)	(unaudited)
Net income (loss) attributable to Warner Music Group Corp.	$67	$(3)	-
Income attributable to noncontrolling interest	-	2	-100%
Net income (loss)	$67	$(1)	-
Income tax expense	48	19	-
Income including income taxes	$115	$18	-
Other (income) expense, net	(29)	6	-
Interest expense, net	36	36	-
Loss on extinguishment of debt	-	23	-100%
Operating income	$122	$83	47%
Amortization expense	55	55	-
Depreciation expense	14	14	-
OIBDA	$191	$152	26%
Operating income margin	11.2%	8.6%
OIBDA margin	17.5%	15.8%

	For the Six Months Ended March 31, 2019	For the Six Months Ended March 31, 2018	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$153	$1	-
Income attributable to noncontrolling interest	-	3	-100%
Net income	$153	$4	-
Income tax expense (benefit)	98	71	38%
Income including income taxes	$251	$75	-
Other (income) expense net	(57)	2	-
Interest expense, net	72	72	-
Loss on extinguishment of debt	3	24	-88%
Operating income	$269	$173	55%
Amortization expense	109	108	-1%
Depreciation expense	28	26	-8%
OIBDA	$406	$307	32%
Operating income margin	11.7%	8.6%
OIBDA margin	17.7%	15.3%

Figure 6. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three and Six Months Ended March 31, 2019 versus March 31, 2018
(dollars in millions)

	For the Three Months Ended March 31, 2019	For the Three Months Ended March 31, 2018	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$122	$83	47%
Depreciation and amortization expense	(69)	(69)	-
Total WMG OIBDA	$191	$152	26%
Operating income margin	11.2%	8.6%
OIBDA margin	17.5%	15.8%

Recorded Music operating income - GAAP	$134	$80	68%
Depreciation and amortization expense	(46)	(47)	2%
Recorded Music OIBDA	$180	$127	42%
Recorded Music operating income margin	14.4%	10.1%
Recorded Music OIBDA margin	19.3%	16.1%

Music Publishing operating income - GAAP	$27	$41	-34%
Depreciation and amortization expense	(20)	(19)	-5%
Music Publishing OIBDA	$47	$60	-22%
Music Publishing operating income margin	17.1%	23.6%
Music Publishing OIBDA margin	29.7%	34.5%

	For the Six Months Ended March 31, 2019	For the Six Months Ended March 31, 2018	% Change
	(unaudited)	(unaudited)
Total WMG operating income - GAAP	$269	$173	56%
Depreciation and amortization expense	(137)	(134)	-2%
Total WMG OIBDA	$406	$307	32%
Operating income margin	11.7%	8.6%
OIBDA margin	17.7%	15.3%

Recorded Music operating income - GAAP	$297	$209	42%
Depreciation and amortization expense	(94)	(91)	-3%
Recorded Music OIBDA	$391	$300	30%
Recorded Music operating income margin	15.0%	12.3%
Recorded Music OIBDA margin	19.8%	17.7%

Music Publishing operating income - GAAP	$49	$40	23%
Depreciation and amortization expense	(37)	(37)	-
Music Publishing OIBDA	$86	$77	12%
Music Publishing operating income margin	15.2%	12.6%
Music Publishing OIBDA margin	26.6%	24.3%

Adjusted Operating Income (Loss), Adjusted OIBDA and Adjusted Net Income (Loss)

Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) is operating income (loss), OIBDA and net income (loss), respectively, adjusted to exclude the impact of certain items that affect comparability.  Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 7 below.  We use Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) to evaluate our actual operating performance.  We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management.  Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), OIBDA and net income (loss) attributable to Warner Music Group Corp. as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 7. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three and Six Months Ended March 31, 2019 versus March 31, 2018
(dollars in millions)

For the Three Months Ended March 31, 2019
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$122	$134	$27	$191	$180	$47	$67
Factors Affecting Comparability:
Restructuring and Other Related Costs	5	2	-	5	2	-	5
L.A. Office Consolidation	3	3	-	3	3	-	3
Adjusted Results	$130	$139	$27	$199	$185	$47	$75

Adjusted Margin	11.9%	14.9%	17.1%	18.3%	19.8%	29.7%

For the Three Months Ended March 31, 2018
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net (loss) income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$83	$80	$41	$152	$127	$60	$(1)
Factors Affecting Comparability:
Restructuring and Other Related Costs	22	21	-	22	21	-	22
One-Time Compensation Payment	1	1	-	1	1	-	1
L.A. Office Consolidation	3	1	-	3	1	-	3
Nashville Shared Service Costs	3	3	-	3	3	-	3
Adjusted Results	$112	$106	$41	$181	$153	$60	$28

Adjusted Margin	11.6%	13.4%	23.6%	18.8%	19.3%	34.5%

For the Six Months Ended March 31, 2019
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$269	$297	$49	$406	$391	$86	$153
Factors Affecting Comparability:
Restructuring and Other Related Costs	10	3	-	10	3	-	10
L.A. Office Consolidation	5	5	-	5	5	-	5
Adjusted Results	$284	$305	$49	$421	$399	$86	$168

Adjusted Margin	12.4%	15.5%	15.2%	18.4%	20.2%	26.6%

For the Six Months Ended March 31, 2018
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$173	$209	$40	$307	$300	$77	$4
Factors Affecting Comparability:
Restructuring and Other Related Costs	25	23	-	25	23	-	25
One-Time Compensation Payment	4	4	-	4	4	-	4
L.A. Office Consolidation	6	2	-	6	2	-	6
Nashville Shared Service Costs	7	7	-	7	7	-	7
Adjusted Results	$215	$245	$40	$349	$336	$77	$46

Adjusted Margin	10.7%	14.5%	12.6%	17.4%	19.8%	24.3%

Constant Currency

Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods.  Constant-currency information compares results between periods as if exchange rates had remained constant period over period.  We use results on a constant-currency basis as one measure to evaluate our performance.  We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results.  However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue.  These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP.  Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 8. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Six Months Ended March 31, 2019 versus March 31, 2018 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended March 31, 2019	For the Three Months Ended March 31, 2018	For the Three Months Ended March 31, 2018
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
US revenue
Recorded Music	$410	$335	$335
Music Publishing	75	88	88
International revenue
Recorded Music	523	456	427
Music Publishing	83	86	80
Intersegment eliminations	(1)	(2)	(3)
Total Revenue	$1,090	$963	$927

Revenue by Segment:
Recorded Music
Digital	$597	$491	$475
Physical	130	147	141
Total Digital and Physical	727	638	616
Artist services and expanded-rights	134	74	71
Licensing	72	79	75
Total Recorded Music	933	791	762
Music Publishing
Performance	46	59	56
Digital	65	57	55
Mechanical	13	20	20
Synchronization	31	35	34
Other	3	3	3
Total Music Publishing	158	174	168
Intersegment eliminations	(1)	(2)	(3)
Total Revenue	$1,090	$963	$927

Total Digital Revenue	$661	$547	$529

	For the Six Months Ended March 31, 2019	For the Six Months Ended March 31, 2018	For the Six Months Ended March 31, 2018
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)

US revenue
Recorded Music	$841	$705	$705
Music Publishing	148	151	151
International revenue
Recorded Music	1,133	990	941
Music Publishing	175	166	156
Intersegment eliminations	(4)	(4)	(5)
Total Revenue	$2,293	$2,008	$1,948

Revenue by Segment:
Recorded Music
Digital	$1,160	$972	$947
Physical	361	370	359
Total Digital and Physical	1,521	1,342	1,306
Artist services and expanded-rights	300	179	173
Licensing	153	174	167
Total Recorded Music	1,974	1,695	1,646
Music Publishing
Performance	99	102	97
Digital	130	110	107
Mechanical	28	38	37
Synchronization	60	62	61
Other	6	5	5
Total Music Publishing	323	317	307
Intersegment eliminations	(4)	(4)	(5)
Total Revenue	$2,293	$2,008	$1,948

Total Digital Revenue	$1,288	$1,080	$1,052

Free Cash Flow

Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments.  We use Free Cash Flow, among other measures, to evaluate our operating performance.  Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases or otherwise.  As a result, Free Cash Flow is a significant measure of our ability to generate long-term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance.  We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Because Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity.  Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies.  In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs.  Because Free Cash Flow deducts capital expenditures and cash paid or received for investments from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected.  We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 9. Warner Music Group Corp. - Calculation of Free Cash Flow, Three and Six Months Ended March 31, 2019 versus March 31, 2018
(dollars in millions)

	For the Three Months Ended March 31, 2019	For the Three Months Ended March 31, 2018
	(unaudited)	(unaudited)
Net cash provided by operating activities	$7	$-
Less: Capital expenditures	33	13
Less: Net cash paid for investments	22	9

Free Cash Flow	$(48)	$(22)

	For the Six Months Ended March 31, 2019	For the Six Months Ended March 31, 2018
	(unaudited)	(unaudited)
Net cash provided by operating activities	$99	$136
Less: Capital expenditures	59	29
Less: Net cash received for investments	234	(1)

Free Cash Flow	$(194)	$108

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Media Contact:	Investor Contact:
James Steven	Lori Scherwin
(212) 275-2213	(212) 275-4850
James.Steven@wmg.com	Investor.Relations@wmg.com